Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Guess?, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-135079, 333-129349, 333-121552, 333-81274, and 333-10069) on Form S-8 and the registration statement (No. 333-111895) on Form S-3, of Guess?, Inc. of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Guess?, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Guess?, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” effective January 1, 2006 and the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment to FASB Statements No. 87, 88, 106 and 132(R),” as of December 31, 2006.

On December 31, 2006, Guess?, Inc. acquired 75% of the outstanding shares of Focus Europe S.r.l. (Focus). Consistent with published guidance of the Securities and Exchange Commission, management excluded the acquired company from its assessment of the effectiveness of Guess?, Inc’s internal control over financial reporting as of December 31, 2006. Total assets from the Focus acquisition represented 4.5% of the related consolidated total assets of Guess?, Inc. as of December 31, 2006. Our audit of internal control over financial reporting of Guess?, Inc. also excluded an evaluation of the internal control over financial reporting of Focus.

/s/ KPMG LLP

Los Angeles, California
February 28, 2007